SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐

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☐      Preliminary Proxy Statement
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☐      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
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Foxby Corp.
(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FOXBY CORP.
11 Hanover Square
New York, NY 10005
www.FoxbyCorp.com

August 24, 2012

Dear Fellow Shareholders,

The proxy statement for the Fund’s Special Meeting of Shareholders to be held on September 12, 2012 contains certain information on page 14 which is hereby revised as follows:

Under Expenses, the first sentence should read as follows:

Foxby was already small compared to many closed-end funds prior to the decline in assets during 2008, and its reported expense ratio over the past five fiscal years ranged from 2.33% to 7.76%.

Under Vote Required, the sentence should read as follows:

As provided by the Fund’s Charter, the concurrence of a majority of the votes entitled to be cast at the Meeting by the holders of the capital stock of the Fund authorizes the proposed action.

Under OTHER BUSINESS, the second sentence should read as follows:

Accordingly, other than procedural matters, no other business may properly come before the Meeting.

Please note that the Fund’s Board of Directors, including all of the independent directors, unanimously recommends that you vote “FOR” Proposals 1 and 2 described in the proxy statement. The Board of Directors does not have a recommendation for voting on Proposal 3.

Your vote is important! Please vote your shares today by calling AST Fund Solutions toll free at 1-877-283-0323.

Sincerely,

John F. Ramírez
Secretary